ARVIDA/JMB PARTNERS, L.P.-II
Exhibit 10.16

                    AGREEMENT FOR PURCHASE AND SALE

                                  OF

                             REAL PROPERTY

                                  AND

                          ESCROW INSTRUCTIONS

     THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into this 25th day of October, 1996, by and between ARVIDA/JMB PARTNERS, L.P.-II, a Delaware limited partnership ("Seller"), and STARWOOD/TALEGA ASSOCIATES, L.L.C., a Delaware limited liability company ("Buyer").

                            R E C I T A L S

     WHEREAS, Seller is the owner in fee simple of those certain parcels of real property (collectively, the "Land") located in southeast Orange County, California, which are situated partially within the incorporated limits of the City of San Clemente and partially within the unincorporated territory of the County of Orange, all of which are legally described in EXHIBIT A, which is attached hereto and by this reference made a part hereof and all buildings, structures and improvements located thereon (collectively, the "Improvements"); and

     WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Land, the Improvements and the other property as hereinafter described at an agreed upon price and under specified terms and conditions.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               ARTICLE 1

          Description, Scope and Disposition of the Property

     Section 1.01 DESCRIPTION AND SCOPE OF THE PROPERTY. For purposes of this Agreement, the term "Property" shall include the following:

     (a) the Land and Improvements, together with all of Seller's right, title and interest, if any, in and to all tenements, hereditaments, privileges, and appurtenances in any way belonging or appertaining thereto;

     (b) all tangible personal property related exclusively to the Land now owned by Seller which such personal property is listed on SCHEDULE 1.01(b), which is attached hereto and by this reference made a part hereof (collectively, the "Personal Property");

     (c) all right, title and interest of Seller to land, if any, lying in the bed of any street, road, or avenue, open or proposed, at the foot of, adjoining or below the Land and in and to any strips and gores adjoining the Land;

     (d) all of the Seller's right, title and interest in and to all contracts or other similar instruments in connection with the ownership, management, development, operation and maintenance of the Land and Improvements which are "Assumed Contracts" (as hereinafter defined);

     (e) all of Seller's right, title and interest in and to all plans and specifications, all drawings, surveys, maps, engineering and environmental reports and other technical descriptions, test results, reports and studies relating to the Land and Improvements (the "Plans and Specifications");

     (f) all financial statements, income and expense reports relating to the Land and Improvements; and

     (g) all of Seller's right, title and interest in and to all documents, instruments and agreements relating to the "Bond Debt" (as hereinafter defined).

     (h) all of Seller's right, title and interest in and to any intangible property owned or held by Seller in connection with the Land or the Improvements, including, without limitation, the following (collectively, the "Intangible Property"): (i) all development entitlements and agreements related to development of the Land or Improvements (to the extent Seller may assign its interest in such agreements to Buyer); (ii) any and all entitlements Seller may own, if any, to water and sewer capacity to serve the Property; (iii) all transferable licenses, warranties and guaranties relating to the Land or the Improvements or any part thereof, including without limitation, those identified on the list of material licenses and warranties as SCHEDULE 1.01(h)(iii), which is attached hereto and by this reference made a part hereof (the "Licenses"); (iv) all transferable consents, authorizations, variances or waivers, all legislative and adjudicative or quasi-judicial approvals, including, without limitation, any planned unit development permits, conditional use permits, development agreements, tentative or final subdivision or parcel maps, use permits, coastal development permits, building or grading permits, covenants or other agreements running with the Land, all documentation prepared pursuant to the California Environmental Quality Act, California Public Resources Code Sec. 21000 et seq., any ordinances, resolutions, or any other approvals from any governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (collectively, a "Governmental Authority") relating to the Land or the Improvements or any part thereof (collectively, "Entitlements"); and (v) all building and trade names; provided, however, that Buyer shall not receive any right, title or interest in or to, or right to use the names "Arvida," "JMB," "Arvida/JMB," or any derivatives thereof.

     Buyer acknowledges that, except as specifically set forth in Article
5 of this Agreement, Seller is making no representation or warranty as to the condition of title to the Land, to the existence, validity or status of any entitlements to develop the Land, to the accuracy or efficacy of any architectural or engineering documents related to development of the Land or to the availability, validity and sufficiency of any water and sewer infrastructure and infrastructure capacity to satisfy requirements to develop the Land.

     Section 1.02 DISPOSITION OF THE PROPERTY. It is the intention of the parties hereto that following conveyance of the Property to Buyer in accordance with the terms of the Agreement, Seller shall have no interest in the Property, with the exception of a note secured by a deed of trust for a portion of the "Purchase Price" (as hereinafter defined).


                               ARTICLE 2

                      Terms and Purchase and Sale

     Section 2.01 PURCHASE AND SALE OF PROPERTY. Subject to the provisions, terms and conditions of this Agreement, Buyer shall purchase from Seller and Seller shall sell to Buyer the Property.

     Section 2.02 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to sell the Property to Buyer is contingent upon the satisfaction of the following conditions, unless waived by Seller in Seller's sole and absolute discretion:

     (a) BONDS. Buyer hereby acknowledges that the Land and Improvements are encumbered by a debt in favor of the Santa Margarita Water District ("District") and/or Improvement District nos. 7 and 7A of the District in the amount of approximately Sixty-Two Million and No/100 Dollars ($62,000,000.00) ("Bond Debt"). The Bond Debt was incurred as a result of a bond issue and sale by the District, the proceeds of which were used to finance certain water and sewer infrastructure benefiting the Land.

The annual debt service required to repay the bonds is approximately Six Million and No/100 Dollars ($6,000,000.00) per year. Buyer further acknowledges that the District levies standby charges, ad valorem taxes and assessments on the Land to pay the debt service on the bonds and to finance other facilities and operations of the District that benefit the Land and Improvements. Sale of the Property by Seller to Buyer is contingent upon
(1) a full and unconditional release (in form and substance satisfactory to Seller in its reasonable discretion) of Seller by the District from all liabilities and obligations connected with the Bond Debt and standby charges, ad valorem taxes, reimbursements and assessments for payment of debt service on the Bond Debt and other facilities and operations of the District, including, but not limited to, liabilities or obligations arising out of that certain Agreement for Payment of Diemer Intertie Sublease Payments, Principal and Interest on Bonds of Improvement District No. 7 and Annual Budget Deficits, by and between Seller and the District, dated as of January 15, 1990, and that certain Letter of Credit Agreement by and between Seller and the District, dated July 27, 1990, given at or before conveyance of the Property to Buyer; and (2) a release by the District of its statutory lien against the Property and termination and dismissal (with prejudice) of the statutory foreclosure action, against the Property, Seller hereby agreeing to make the payments to the District required under
Section 8.01 in order to obtain the releases under this Section 2.01(a)(2);

     (b) BANK OF AMERICA. Buyer hereby acknowledges that the Property is encumbered by a deed of trust in favor of Bank of America NT&SA ("Bank of America"). The sale of the Property from Seller to Buyer is contingent upon the approval of such sale in accordance with the terms and conditions of this Agreement by Bank of America, a full and unconditional release of Seller by Bank of America, on term and conditions satisfactory to Seller in its reasonable discretion, from any and all liability, including, without limitation, any deficiency resulting from the difference between the amount of the encumbrance represented by the deed of trust and the "Purchase Price" (as hereinafter defined) and a full reconveyance of said deed of trust as it relates to the Property;

     (c) SECURITY. Seller has posted security in the form of subdivision improvement bonds, letters of credit and other security instruments (the "Security Instruments) with the City of San Clemente, County of Orange, and other government entities in compliance with California law, local ordinances and development approval conditions. Sale of the Property by Seller to Buyer is contingent upon Buyer delivering to the holders of the Security Instruments replacement Security Instruments in the form and substance satisfactory to such holders;

     (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement and in the "Buyer Ancillary Documents" (as hereinafter defined) shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of such date;

     (e) PERFORMANCE OF AGREEMENTS. Buyer shall have timely complied in all material respects with all of its covenants and agreements set forth in this Agreement and in any Buyer Ancillary Document to be performed by Buyer on or prior to the Closing Date;

     (f) BUYER'S CERTIFICATES. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by an authorized representative, certifying as to its compliance with Sections 2.02(c) and
(d);

     (g) BUYER ANCILLARY DOCUMENTS. Buyer shall have delivered to Seller the Buyer Ancillary Documents; and

     (h)   ASSUMPTION AND RELEASE.  Sale of the Property by Seller to
Buyer is contingent upon assumption of Seller's obligations by Buyer and/or release of Seller from any and all liability under the Assumed Contracts arising out of events occurring from and after the Closing Date.

     As used in this Section 2.02, "Seller" shall mean Arvida/JMB Partners, L.P.-II, each present or future "Constituent Partner" (as hereinafter defined) in or agent of Seller, and each of the present and future shareholders, officers, directors, members, managers, employees, trustees, beneficiaries or agents of any corporation or other entity that is or becomes a Constituent Partner in Seller.

     Section 2.03 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to purchase the Property from Seller is contingent upon the satisfaction of the following conditions, unless waived by Buyer in Buyer's sole and absolute discretion:

     (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement and in the "Seller Ancillary Documents" (as hereinafter defined) shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of such date;

     (b) PERFORMANCE OF AGREEMENTS. Seller shall have timely complied in all material respects with all of its covenants and agreements set forth in this Agreement and in any Seller Ancillary Document to be performed by Seller on or prior to the Closing Date;

     (c) SELLER'S CERTIFICATES. Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by an authorized representative, certifying as to its compliance with Sections 2.03(a) and
(b);

     (d) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the condition of the Property;

     (e) SELLER ANCILLARY DOCUMENTS. Seller shall have delivered to Buyer the Seller Ancillary Documents; and

     (f) REPLACEMENT SECURITY. The City of San Clemente, the County of Orange and the other governmental entities which hold the Security Instruments shall have accepted replacements to such Security Instruments from Buyer.

     Section 2.04 PURCHASE PRICE. The purchase price to be paid by Buyer for the Property shall be Thirty-Three Million and No/100 Dollars ($33,000,000.00) ("Purchase Price"), as hereinafter provided.

     Section 2.05 TERMS OF PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer to Seller, as follows:

     (a) Within five (5) business days of the execution of this Agreement by Buyer, Buyer shall tender the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) ("Deposit") to First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California 92701 ("Escrow Holder") for deposit in the escrow established pursuant to Section 4.01 of this Agreement, which Deposit shall be applied to the Purchase Price at Closing. The Escrow Holder shall invest the Deposit in an insured money market account at a nationally recognized bank selected by the Escrow Holder.

     (b) The sum of Twenty-Six Million Five Hundred Thousand and No/100 Dollars ($26,500,000.00) to be applied to the Purchase Price shall be paid to Escrow Holder for deposit in escrow by wire transfer on the Closing Date.

     (c) The balance of the Purchase Price shall be paid to Seller in the form of a promissory note executed by Buyer ("Note") in favor of Seller in the amount of Six Million and No/100 Dollars ($6,000,000.00), which Note shall be secured by first a deed of trust ("Deed of Trust") encumbering the Property, which Deed of Trust shall designate Seller as the beneficiary thereunder. The Note shall bear no interest and shall be payable on or before June 30, 1997. The Deed of Trust shall not be subordinate to any liens on the Property securing any financing except for the assessments, standby charges and ad valorem taxes relating to the Bond Debt. The forms of the Note and Deed of Trust are attached as Exhibit B hereto.

     Section 2.06 BROKERAGE COMMISSION. Buyer has engaged the services of O'Donnell, Atkins Company and The Overland Company as real estate brokers in conjunction with the transaction contemplated by this Agreement. Brokerage commissions in the amount of Three Hundred Fifty-Five Thousand and No/100 Dollars ($355,000.00) and One Hundred Seventy-Seven Thousand Five Hundred and No/100 Dollars ($177,500.00) ("Brokerage Commissions") shall be payable to O'Donnell, Atkins Company and The Overland Company respectively by Escrow Holder from proceeds due Seller hereunder, and from no other source, in accordance with Sections 3.04(c) and (d) of this Agreement; provided, however, payment of the Brokerage Commissions is contingent upon O'Donnell, Atkins Company and The Overland Company providing satisfactory evidence to Seller that each shall have been possessed of a valid Real Estate Broker's License issued by the Department of Real Estate of the State of California during the entire pendency of the transaction contemplated by this Agreement. In the event either or both O'Donnell, Atkins Company and/or The Overland Company is unable to provide Seller such satisfactory evidence, no Brokerage Commissions shall be payable to such entity(ies). Payment of the Brokerage Commissions is contingent upon the Close of Escrow of the transaction contemplated herein in accordance with Article 4 of this Agreement. Buyer and Seller each represent and warrant to the other that neither has employed any real estate agent, broker, finder or adviser (other than Buyer's employment of O'Donnell Atkins Company and the Overland Company) as its adviser or broker in connection with this transaction. Seller agrees to and does hereby indemnify, defend and forever hold Buyer harmless from all loss, damage, cost, or expense (including reasonable attorney's fees) that Buyer may suffer as a result of any claim or action brought by any other agent, broker, finder or adviser acting or allegedly acting on behalf of Seller in connection with this transaction. Buyer agrees to and does hereby indemnify, defend and hold forever Seller harmless from all loss, damage, cost or expense (including reasonable attorneys' fees) that Seller may suffer as a result of any claim or action brought by any other agent, broker, finder or adviser acting or allegedly acting on behalf of Buyer in connection with this transaction.

     Section 2.07 APPEAL OF REAL PROPERTY TAX ASSESSMENTS. Seller has appealed the assessments of the Orange County Tax Assessor on the various parcels comprising the Land for the current and prior tax years. In the event Seller prevails in such appeal, Seller shall be entitled to the full and complete refund of real property taxes resulting from the appeal other than any portion of such refund which applies to the period following the Closing Date, to which Buyer shall be entitled. In the further event any such refund is paid subsequent to the Close of Escrow, Buyer shall pay Seller all such sums within five (5) days of receipt thereof. This Section 2.07 shall survive the Closing and any termination of this Agreement.


                               ARTICLE 3

                Due Diligence Period; Title and Survey

     Section 3.01 TITLE INSURANCE. Seller has delivered to Buyer a preliminary title report (the "Title Report") from First American Title Insurance Company (the "Title Company") dated August 13, 1996. In addition, within five (5) days of the date hereof, Seller shall cause to be furnished to Buyer, at Seller's sole cost and expense, a commitment (the "Title Commitment") to issue to Buyer at Closing an ALTA Extended Coverage Owner's Title Policy (the "Title Policy") describing the Property, listing Buyer as the prospective named insured, and showing the Purchase Price as the amount of insurance coverage, together with legible true copies of all instruments referred to in the Title Commitment as conditions or exceptions to title to the Property (the "Exception Documents"). Seller shall pay for all costs of the Title Report and the Title Commitment.

     Section 3.02 SURVEY. On or before November 15, 1996, Seller shall deliver to Buyer, at Seller's sole cost and expense, a survey of the Land prepared by a licensed land surveyor, and certified as having been prepared in accordance with ALTA Land Survey Standards and complying with the specifications set forth on EXHIBIT C, which is attached hereto and by this reference made a part hereof (the "Survey"), for the benefit of Seller, Buyer, Buyer's lender, if any, and Title Company.

     Section 3.03 OBJECTIONS TO TITLE AND SURVEY. If Buyer objects to any exception set forth on the Title Commitment or any matters set forth on the Survey, Buyer may give written notice to Seller (the "Title Notice") of Buyer's disapproval of such exceptions ("Disapproved Title Exceptions") on or before the later to occur of (a) five (5) days after receipt of the Title Commitment, the Exception Documents and the Survey, and (b) the expiration of the Due Diligence Period. All exceptions to which Buyer does not disapprove in the Title Notice shall be deemed "Permitted Exceptions." If Buyer fails to deliver the Title Notice to Seller on or before the later to occur of (a) and (b) above, all such exceptions shall be deemed Permitted Exceptions.

     With regard to Disapproved Title Exceptions, Seller may but shall not have the obligation to notify Buyer within five (5) business days of receipt of the Title Notice whether Seller shall cure (including, without limitation, by causing the Title Company to remove) such Disapproved Title Exceptions from the Title Commitment. If Seller delivers notice electing to cure all or any such Disapproved Title Exceptions, the same shall be removed by Seller, at Seller's sole cost and expense on or before the Closing Date. The removal by Seller of the Disapproved Title Exceptions, after delivery of election to cure, shall constitute a condition precedent to Buyer's obligation hereunder. If Seller does not so notify Buyer, with respect to any Disapproved Title Exception within such five (5) business day period, Buyer may either waive its objection and proceed towards closing or terminate this Agreement by giving written notice to Seller of its election within five (5) additional business days. If Buyer waives its objection in writing, such Disapproved Title Exceptions (other than those which Seller has elected to cure) shall be Permitted Exceptions. If Buyer does not give such written notice within such five (5) additional days, Buyer shall be deemed to have elected its right to terminate this Agreement pursuant to this Section 3.03. If any Disapproved Title Exception is to be cured by Seller pursuant to a title endorsement, such endorsement shall be approved by Buyer in Buyer's reasonable discretion, prior to the Closing Date. Seller shall deliver to Buyer an updated Title Commitment from the Title Insurer evidencing the Title Insurer's willingness to issue such title endorsement, and the issuance of such an endorsement shall constitute a condition precedent to Buyer's obligation to purchase the Property.

     Section 3.04 DUE DILIGENCE PERIOD. The "Due Diligence Period" shall be the period commencing on the date hereof and terminating on December 2, 1996 (the "Due Diligence Period"). As soon as reasonably possible, but in any event, within ten (10) days of the date hereof, Seller shall deliver, or make available, to Buyer true, correct and complete copies of the following which are in Seller's possession or control (collectively, the "Property Information"):

     (a)   all "Contracts" (as hereinafter defined);

     (b)   all Plans and Specifications;

     (c)   the Licenses;

     (d)   the Entitlements;

     (e) real estate and/or personal property tax statements and/or reassessment notices for the Property for 1993, 1994, 1995 and 1996;

     (f) all agreements and plans relating to the availability or furnishing of sewer, water and other utilities to the Property;

     (g) all financial statements, income and expense reports relating to the Land and Improvements;

     (h) all feasibility and market studies pertaining to the Property which were prepared during the past three (3) years;

     (i) all agreements relating to the planning and zoning of the Property, including, without limitation, the Property's designations under all applicable general and specific plans, the Local Coastal Program and Redevelopment Plans;

     (j) all appraisals of the Property which were prepared during the past three (3) years (to the extent Seller has the same in its possession or can obtain them from its lender);

     (k) all engineering, environmental, topographical, soil suitability and other similar studies and reports relating to the Land;

     (l) all documents, instruments and agreements relating to the defaults or alleged defaults under the Bond Documents; and

     (m) all other agreements, reports, correspondence, memoranda, Entitlements, applications, whether or not actually filed with the appropriate Governmental Authority, and other materials which pertain to the current status of the Property; provided, however, that Seller shall have no duty to deliver to Purchaser any matters which (i) are subject to an attorney-client privilege in favor of Seller, (ii) address internal partnership matters of Seller and (iii) do not specifically address matters relating to the Property.

     Section 3.05 CONDUCT OF DUE DILIGENCE. During the Due Diligence Period, Buyer and its officers, employees, agents, advisers, attorneys, accountants, architects and engineers shall have the right to review the submittals described in Section 3.04 above and shall have the right, and are hereby authorized, to enter upon the Land and Improvements to conduct inspections and investigations relating to the Property, to conduct environmental assessments and engineering studies and for all other reasonable purposes. Seller shall reasonably and in good faith cooperate in Buyer's due diligence efforts, including, if so requested by Buyer, notifying any Governmental Authorities of Buyer's due diligence efforts. All costs and expenses of Buyer's due diligence shall be paid by Buyer. If Buyer elects to proceed with the transaction, Seller shall continue to provide Buyer and Buyer's officers, employees, agents, advisers, attorneys, accountants, architects, engineers and prospective lenders access to the Property, all drawings, plans and specifications for the Property, all engineering and other reports relating to the Property, correspondence relating to the Property, and the financial books and records relating to the ownership, operation, development and management of the Property, at all reasonable times to make such inspections, tests, copies and verifications as Buyer considers reasonably necessary. Buyer shall indemnify, defend and hold harmless Seller (as defined in Section 2.02 of the Agreement) from and against any loss, damage, cost or expense for personal injury or property damage arising out of the inspections and investigations. Buyer shall promptly restore the Property to the condition existing immediately prior to such inspections and investigations.

     Section 3.06     RIGHT TO TERMINATE.

     (a) If Buyer, in its sole and absolute discretion, is satisfied with the results of its due diligence and accepts the condition of the Property, then on or before the expiration of the Due Diligence Period, Buyer shall serve written notice on Seller of its election to proceed with the transaction contemplated by this Agreement.

     (b) If Buyer fails to give such notice to Seller, the condition contained in this Section shall not be deemed satisfied and this Agreement shall be deemed terminated.

     (c) The parties hereto acknowledge that Buyer has incurred substantial costs in connection with the negotiation and execution of this Agreement, will incur substantial additional costs in conducting the inspections contemplated by Section 3.04 and that Buyer would not have entered into this Agreement without the availability of the Due Diligence Period. Therefore, the parties agree that adequate consideration exists to support Seller's obligations hereunder, even before the expiration of the Due Diligence Period.

     Section 3.07 TERMINATION. In the event this Agreement is terminated in accordance with this Article 3, Buyer shall be entitled to a return of the Deposit, together with accrued interest thereon, and Seller and Buyer shall jointly instruct Escrow Holder to so refund to Buyer the Deposit, accrued interest thereon, if any, and instruments deposited by Buyer in the escrow established by Section 4.01 of this Agreement, and neither Buyer nor Seller shall have any further obligation or liability under this Agreement. As a condition precedent to release of said Deposit and instruments, Escrow Holder shall have first caused to be recorded the "Quitclaim Deed" (as hereinafter defined).


                               ARTICLE 4

                     Escrow and Closing Procedures

     Section 4.01 ESCROW. This Agreement shall also constitute escrow instructions of the parties hereto to First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California 92701 ("Escrow Holder"). Upon receipt of an original counterpart of this Agreement executed by both parties hereto, Escrow Holder shall immediately establish an escrow for the purpose of consummating the transaction contemplated by this Agreement. Supplementary escrow instructions may be prepared by Escrow Holder and, if so prepared and agreed to by Seller and Buyer, shall be executed by both parties hereto.

     Section 4.02 QUITCLAIM DEED. Concurrent with the execution of this Agreement, Buyer shall deliver to Escrow Holder a fully executed and notarized quitclaim deed ("Quitclaim Deed") in the form of EXHIBIT D, which is attached hereto and by this reference made a part hereof. The Quitclaim Deed shall be recorded by Escrow Holder only.

     Section 4.03 TITLE. On the Closing Date, title to the Property is to be free of liens and encumbrances other than the Permitted Exceptions and Disapproved Title Exceptions waived by Buyer in writing. On the Closing Date, the Title Company shall deliver to Buyer an ALTA Extended Coverage Policy of Title Insurance in conformance with the previously delivered Title Commitment and those endorsements set forth on EXHIBIT E, which is attached hereto and by this reference made a part hereof, each in form and content reasonably satisfactory to Buyer, subject only to Permitted Exceptions and Disapproved Title Exceptions waived by Buyer (the "Title Policy"). Seller shall pay for the costs of the Title Commitment and Title Policy.

     Section 4.04 ESCROW COSTS AND CHARGES. All costs and charges of Escrow Holder incurred in establishing, maintaining and closing the escrow established pursuant to Section 4.01 of this Agreement ("Escrow Costs") shall be paid by Seller. The cost of the Title Policy shall be paid to the Title Company by Escrow Holder and, together with the Escrow Costs, which shall include payment of the documentary transfer tax assessed by the County of Orange, debited from funds deposited in escrow by Buyer that are due Seller on the Closing Date. Buyer may direct Escrow Holder to cause payment of the documentary transfer tax to be evidenced by an affidavit rather than placement of documentary transfer tax stamps on the face of the grant deed conveying the Property from Seller to Buyer.

     Section 4.05 CLOSING: TIME AND PLACE. The consummation of the transaction contemplated by this Agreement shall take place on or before December 16, 1996 ("Closing Date"), at the offices of Escrow Holder.

     Section 4.06 DEPOSITS BY SELLER. Not later than one (1) day prior to the Closing Date, Seller shall execute and acknowledge, as necessary, and deliver to Escrow Holder the following documents for the purpose of consummating the transaction contemplated by this Agreement, all of which shall be in form and substance reasonably acceptable to Buyer and Seller (collectively, the "Seller Ancillary Documents"):

     (a) a grant deed conveying title to the Land from Seller to Buyer subject to only the Permitted Exceptions, in the form to be agreed upon by Seller and Buyer in their reasonable discretion on or before ten (10) days after the date hereof (the "Grant Deed");

     (b) a bill of sale evidencing sale of the Personal Property, in the form to be agreed upon by Seller and Buyer in their reasonable discretion on or before ten (10) days after the date hereof (the "Bill of Sale");

     (c) an assignment and assumption agreement memorializing assignment of all of Seller's right, title and interest in and to the Assumed Contracts, Intangible Property and all of the remaining Property not conveyed by the Grant Deed or the Bill of Sale and the assumption of Seller's obligations thereunder by Buyer, in the form to be agreed upon by Seller and Buyer in their reasonable discretion on or before ten (10) days after the date hereof (the "Assignment");

     (d) any affidavits or documents required by the Title Company to issue the Title Policy;

     (e) originals of the Licenses, Permits and Assumed Contracts (or certified copies thereof if originals are not available);

     (f) originals of all financial statements, income and expense reports relating to the Land and Improvements (or copies if originals are not available);

     (g) originals of all Plans and Specifications (or copies, if originals are not available) (which may be delivered to Buyer's engineers or representatives directly and not deposited into escrow);

     (h) an executed affidavit of Seller sufficient in form and substance to relieve Buyer of any and all withholding obligations under
Section 1445 of the Internal Revenue Code;

     (i) all releases and termination statements required to release and terminate all mortgages, financing statements and other security instruments with respect to any loan secured by the Property which is not a Permitted Exception;

     (j) a certified copy of resolutions of the General Partner of Seller authorizing the transactions contemplated by the Agreement and the Seller Ancillary Documents and authorizing the execution, delivery and performance of this Agreement and the Seller Ancillary Documents; and

     (k) such other documents and instruments as may be reasonably required to consummate the transaction contemplated under this Agreement.

     If, subsequent to delivery thereof by Seller to Buyer, Seller, or any Affiliate of Seller, requires access to any document delivered by Seller to Buyer pursuant to this Agreement in connection with any governmental or quasi-governmental investigation or inquiry or threatened or pending litigation, business transaction or other purpose, Buyer agrees promptly to make the original or a certified copy (if the same satisfies Seller's needs) thereof (if Seller delivered this original to Buyer) available to Seller until Seller's needs therefore has been satisfied.

     Section 4.07 DEPOSITS BY BUYER. Buyer shall deposit the Deposit with Escrow Holder in accordance with Sections 2.05(a) and, if applicable, 2.05(b) of this Agreement. On or prior to the Closing Date, Buyer shall deposit Twenty-Six Million Five Hundred Thousand and No/100 Dollars ($26,500,000.00) in accordance with Section 2.05(b) of this Agreement. No later than one (1) day prior to the Closing Date, Buyer shall deliver to Escrow Holder the following for the purpose of consummating the transaction contemplated by this Agreement, all of which shall be in form and substance reasonably acceptable to Buyer and Seller (collectively, the "Buyer Ancillary Documents"):

     (a)   a fully executed Note and Deed of Trust;

     (b)   an executed counterpart to the Assignment; and

     (c) such other documents and instruments as may be required to consummate the transaction contemplated under this Agreement.

     Section 4.08 CLOSING PROCEDURES. Provided the contingencies set forth in Sections 2.02 and 2.03 of this Agreement have been satisfied, and all other obligations of Seller and Buyer under this Agreement have been met, Escrow Holder shall proceed to close the escrow established pursuant to Section 4.01 of this Agreement by taking the following actions in the order set forth:

     (a) obtain an executed closing and proration statement from each of Seller and Buyer (and Seller and Buyer each hereby agree to deliver the same to Seller);

     (b)   date all undated documents as of the Closing Date;

     (c) complete all blanks in all documents deposited with Escrow Holder which are intended to be completed by Escrow Holder on the Closing Date;

     (d) cause to be recorded the Grant Deed deposited with Escrow Holder by Seller;

     (e) deliver to or at the direction of Seller by wire transfer or other similarly expeditious means the Purchase Price less Seller's share of the Escrow Costs, the cost of the Title Policy, any prorations or credits, and the Brokerage Commissions, if payable;

     (f) deliver to O'Donnell, Atkins Company and The Overland Company checks in the amount of the Brokerage Commissions provided Seller has first instructed Escrow Holder in writing to pay the Brokerage Commissions;

     (g) cause to be recorded the Deed of Trust and deliver the Note to Seller;

     (h) deliver to Buyer a conformed copy of the Grant Deed deposited with Escrow Holder by Seller;

     (i) deliver to Buyer the original Bill of Sale, an original Assignment and an original closing and proration statement;

     (j) deliver to Seller an original Assignment and an original closing and proration statement; and

     (k)   deliver to the respective counsel for the parties listed in
Section 8.03 hereof copies of all other documents and supplementary escrow instructions required by, or made pursuant to, this Agreement.

     Section 4.09     RIGHTS OF ESCROW HOLDER.

     (a) If the escrow established pursuant to Section 4.01 of this Agreement shall be the subject of or in any way involved in any litigation or controversy, the parties hereto shall jointly and severally hold Escrow Holder free and harmless from and against any loss or expense that may be suffered by it by reason of such litigation or controversy.

     (b) In the event conflicting demands are made or notices served upon Escrow Holder with respect to this escrow, the parties hereto expressly agree that Escrow Holder shall have the absolute right, at its election, to do either or both of the following:

           (1) Withhold and stop all further proceedings in, and performance of, the escrow; or

           (2) File a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights amongst themselves. In the event such interpleader suit is brought, Escrow Holder shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it by this Agreement.

     (c) Escrow Holder shall not be held liable for sufficiency or correctness of the form, manner of execution or validity of any instrument that may be deposited into the escrow, nor as to the identity, authority or rights of any person executing the same, or for failure to comply with any provisions of any agreement, contract or other instrument filed herein, and Escrow Holder's duties hereunder shall be limited to the safekeeping of such money, instruments, or other documents received by it as Escrow Holder, and for the disposition of same in accordance with the written instructions set forth herein and any supplementary escrow instructions executed by both parties hereto, and as accepted by Escrow Holder in the escrow.

     (d) Prior to the Closing Date or termination of this Agreement in accordance with the terms hereof, neither party shall have the right to withdraw the instruments or monies deposited by it with Escrow Holder, except as otherwise provided in this Agreement or in supplementary escrow instructions executed by both parties hereto.

     (e) The escrow instructions contained in this Agreement may be supplemented by any form instructions customarily used by Escrow Holder that are signed by both parties hereto, provided that in the event of conflict, this Agreement shall in all events control.

     Section 4.10 CLOSING RESPONSIBILITIES OF ESCROW HOLDER. The parties hereto hereby designate Escrow Holder as the party responsible for closing the transaction contemplated by this Agreement and filing all required forms prepared by the parties hereto, if any, with the appropriate governmental authorities.


                               ARTICLE 5

       Representations, Warranties, Disclaimers and Disclosures

     Section 5.01 REPRESENTATIONS AND WARRANTIES OF SELLER. Except for the express representations, warranties and covenants of Seller set forth herein, Buyer shall acquire the Property "As Is," "where is" and "with all faults" and Seller makes no representations or warranties with respect to the Property. Seller hereby makes the following representations and warranties to Buyer, which are true and correct as of the date of this Agreement and will remain so as of the Closing Date:

     (a) ORGANIZATION AND QUALIFICATION. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own and operate its properties and to carry on its business as it is now being conducted, is duly qualified or licensed as a foreign limited partnership in the State of California.

     (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has all necessary power and authority to execute and deliver this Agreement and the Seller Ancillary Documents to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Seller Ancillary Documents by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     (c) CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery by Seller of this Agreement, the consummation by Seller of the transactions contemplated hereby and compliance by Seller with the provisions hereof will not (i) conflict with, result in a breach of, or require the consent or approval of any person under any provision of the limited partnership agreement of Seller; (ii) except as set forth in
SCHEDULE 5.01(c), require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority; (iii) except as set forth in SCHEDULE 5.01(c) which is attached hereto and by this reference made a part hereof, conflict with, or, with or without notice or the passage of time or both, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which Seller is a party, or give to any third party any right of termination, cancellation, amendment or acceleration under any agreement or instrument to which Seller is a party or result in the creation of a lien or encumbrance on the Property; or (iv) to Seller's knowledge, violate or conflict with any judgment, order, writ, injunction, decree, statute, law, rule or regulation applicable to Seller or the Property.

     (d) LITIGATION. Except as set forth on SCHEDULE 5.01(d), which is attached hereto and by this reference made a part hereof, (i) Seller has not received written notice of any action, suit or proceeding before any judicial or quasi-judicial body, by any Governmental Authority or other third party, pending, or to Seller's knowledge, threatened, against or affecting all or any portion of the Property, (ii) Seller has not received written notice of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending, or, to its knowledge, threatened, against Seller;
(iii) Seller has not received written notice of any order, decree, injunction, judgment, ruling, decision, opinion, writ or award made by any court, arbitrator or Governmental Authority to which the Property is subject; and (iv) Seller has not received written notice of a violation of any of the terms and requirements of each order to which the Property is subject. Seller has delivered to Buyer copies of all material written pleadings, correspondence and other documents in Seller's control or possession relating to all pending actions, suits and proceedings, that involve or affect the Property.

     (e) CONTRACTS. SCHEDULE 5.01(e), which is attached hereto and by this reference made a part hereof, sets forth a list of all contracts currently in effect to which Seller is a party relating to the ownership, management, development, operation and maintenance of the Property (the "Contracts"). Seller has delivered to Buyer true, correct and complete copies of each Contract, together with any and all amendments thereto. To Seller's knowledge, except as set forth on SCHEDULE 5.01(e), (i) each of the Assumed Contracts is in full force and effect and constitutes legal, valid and binding obligations of the respective parties thereto; (ii) there have not been and there currently are not any defaults under any of the Assumed Contracts by any party thereto; (iii) no event has occurred which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a material default under any of the Assumed Contracts; (iv) no party to any Assumed Contract has any defense or claim against Seller with respect to or arising out of such Assumed Contract; (v) all amounts due and owing under the Contracts have been paid in full; and (vi) no party to any Contract is entitled to any concession, rebate, set-off, allowance, or other benefit. Seller has not assigned or granted any interest in any of the Assumed Contracts to any party or person.

     (f) LICENSES; ENTITLEMENTS. Except as set forth on SCHEDULE 5.01(f), which is attached hereto and by this reference made a part hereof, Seller has not received written notice from any issuer of a License or Permit that any License or Permit is invalid or in default.

     (g) LEASES. Except as set forth in SCHEDULE 5.01(g) which is attached hereto and by this reference made a part hereof, to Seller's knowledge, there are no leases, licenses or other agreements granting any occupancy or possession rights to any party affecting all or any portion of the Property.

     (h) REASSESSMENTS. Except as set forth in SCHEDULE 5.01(h) which is attached hereto and by this reference made a part hereof, to Seller's knowledge, Seller has not received written notice from any taxing or assessing authority of any contemplated or actual reassessment of the Property for general real estate tax purposes, excluding statutory reassessments occurring upon transfer of ownership.

     (i) SPECIAL ASSESSMENTS. To Seller's knowledge, except as set forth on SCHEDULE 5.01(i) which is attached hereto and by this reference made a part hereof or in the Title Commitment, no unpaid special assessments have been levied against the Property nor, are there any proposed special assessments against the Property presently pending.

     (j) EMINENT DOMAIN. Except as set forth on SCHEDULE 5.01(j), which is attached hereto and by this reference made a part hereof, Seller has not received written notice of any pending, nor to Seller's knowledge is any Governmental Authority presently actively deliberating, the taking by exercise of the power of eminent domain, or in any other manner, for a public or quasi-public purpose, of all or any part of the Property. To Seller's knowledge, no party has asserted any right (either through adverse possession or otherwise in writing) to possess or claim title to, any portion of the Property. Except as set forth on SCHEDULE 5.01(j), to Seller's knowledge, there is no plan, study or effect by any Governmental Authority or agency which materially adversely affects or which could materially adversely affect the present or future use, zoning, entitlements or development of the Property.

     (k) COMPLIANCE WITH LAW. Seller has not received written notice from any Governmental Authority that the Property violates any applicable existing health, safety or zoning laws, rules, regulations, ordinances or codes. Without limitation of the foregoing, Seller has not received any written notice from any insurer that any portion of the Property contains any defects or conditions that could materially adversely affect the insurability of the Property.

     (l)   ENVIRONMENTAL MATTERS.

           (i) For purposes of this Agreement, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of): (A) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), (B) any so-called "Superfund" or "Superlien" law, or any other Federal, state or local statute, law, ordinance code, rule, regulation, order or decree regulating, relating to, or imposing standards of conduct or liability concerning any hazardous, toxic or dangerous waste, substance or material, as now in effect (collectively, the "Related Legislation"), and (C) whether or not included in the definition set forth in CERCLA or Related Legislation, any other hazardous, toxic or dangerous waste, substance, material, pollutant or contaminant, including, without limitation, asbestos, asbestos containing materials, polychlorinated biphenyls, and other chemicals which are dangerous to the environment or to human beings.

           (ii) to Seller's knowledge, except as set forth on SCHEDULE 5.01(l), which is attached hereto and by this reference made a part hereof,
(A) during Seller's ownership thereof, no part of the Land or Improvements has ever been used as a sanitary land fill, waste dump site or for the generation, manufacture, refinement, transportation, treatment, storage, handling or disposal of any Hazardous Material in violation of CERCLA or Related Legislation, (B) except as disclosed in Section 5.05(b) below, there is no Hazardous Material present upon, in or under the Land and/or Improvements in violation of CERCLA or Related Legislation and no portion of the Improvements has been constructed with the use of, or contains any Hazardous Material, (C) except as disclosed in Section 5.05(b) below, during Seller's ownership thereof, no release of Hazardous Material has occurred at, on or from the Land and/or Improvements, (D) no underground tanks are present on the Land, and (E) except as disclosed in Section 5.05(b) below, no written notice of violation or other written communication has been received by Seller, by any predecessor in title from any governmental agency or any person or entity alleging or suggesting any environmental law violation on the Land or Improvements.

     (m)   INTENTIONALLY OMITTED.

     (n) MECHANICS' LIENS.To Seller's knowledge, Seller has received no written notice of any claims for mechanics' liens for any labor, services or materials rendered, delivered or provided for the benefit of the Property that have not been released. No work of improvement will be done on the Property by or on behalf of Seller prior to the Closing Date that will remain unpaid as of the Closing Date. Seller shall indemnify, defend and hold Buyer harmless from and against any all demands, claims, suits, actions, proceedings, losses, damages, liabilities, obligations, costs or expenses (including, without limitation, attorneys' fees, court costs and costs of appeal) incurred by Buyer as a direct or indirect result of any claims for mechanic's liens for any labor, services or materials contracted to be performed for, or performed for, the benefit of the Property prior to the Closing Date. The indemnity obligations set forth in this subparagraph shall survive Closing.

     (o) TITLE TO PERSONAL PROPERTY. Seller is the sole and lawful owner of the Personal Property. On the Closing Date, the Personal Property shall be free from all liens, claims and encumbrances and Seller will have the right to sell the Personal Property.

     (p) ERISA. The Property does not constitute "assets of an employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974.

     (q) REPRESENTATIONS AND WARRANTIES. No representation or warranty made by Seller in this Agreement or in any Exhibit attached hereto, in the Seller Ancillary Documents, or in any certificate or other document furnished by Seller pursuant to this Agreement contains any untrue statement of material fact or omits any material fact necessary to make any statement contained herein or therein not misleading.

     (r) BONDS. To Seller's knowledge, SCHEDULE 5.01(s), which is attached hereto and by this reference made a part hereof, sets forth a true, correct and complete list of all material indentures, loan agreements, letters of credit and all other agreements and documents evidencing or securing the Bond Debt (collectively the "Bond Documents"). To Seller's knowledge, Seller has previously delivered to Buyer true, correct and complete copies of each of the Bond Documents.

     (s) PROPERTY INFORMATION. To Seller's knowledge, the list of Personal Property and the list of Contracts are accurate and complete in all material respects and the Property Information delivered by Seller to Buyer is all of the Property Information in Seller's possession or control.

     (t) SECURITY INSTRUMENTS. Except as set forth in SCHEDULE 5.01(t), which is attached hereto and by this reference made a part hereof, to Seller's knowledge, Seller has performed all obligations whose performance is secured by the Security Instruments required to be performed as of the date hereof. To Seller's knowledge, except as set forth on SCHEDULE 5.01(t), no holder of the Security Instruments has any basis to draw on the Security Instruments as a result of the failure of Seller to perform the obligations secured by the Security Instruments.

     As used in this Agreement, the phrase "Seller's Knowledge" and similar phrases shall mean the actual knowledge of only Eric Kaplan, James Motta, Glen Allen and Stephen A. Lovelette. "Seller's Knowledge" shall not include implied, inferred or imputed knowledge of any person whomsoever, but shall include the information contained in Seller's files relating to the Property. Seller acknowledges and agrees that Buyer is relying on each of Seller's representations, warranties, covenants and indemnities contained herein in entering into and consummating the transactions contemplated by this Agreement. Therefore, Seller shall not be released from, nor shall Buyer be deemed to have waived its rights under the representations, warranties, covenants and indemnifications of Seller contained herein as a result of Buyer accepting the condition of the Property in accordance with Section 3.06 of this Agreement. Buyer agrees that if and to the extent that Buyer has actual knowledge of a breach hereunder by Seller of a representation or warranty and Buyer closes the transaction contemplated hereby despite actual knowledge at time of closing of such a breach, Buyer shall have no right to bring any action against Seller as a result of such a breach. For purposes hereof, "actual knowledge" of Buyer shall mean the actual knowledge of only Eugene A. Gorab and S. John Robinson but shall not include implied, inferred or imputed knowledge of any person whomsoever.

     Section 5.02 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes the following representations and warranties to Seller, which are true and correct as of the date hereof and will remain so as of the Closing Date:

     (a) ORGANIZATION. Buyer is a limited partnership duly organized and validly existing and in good standing in accordance with the laws of the State of Delaware, is (or shall be when and as required) authorized to do business in California and is possessed of all power and authority necessary to enter into and perform its obligations under this Agreement.

     (b) AUTHORITY OF SIGNATORY. The person whose signature is affixed to this Agreement on behalf of Buyer has been duly authorized to execute this Agreement by Buyer.

     (c) ENFORCEABILITY. The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by all necessary corporate action on behalf of Buyer. This Agreement has been fully and validly executed and delivered by or on behalf of Buyer and, assuming this Agreement has been duly authorized, executed and delivered by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratoria, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally, as well as principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

     Section 5.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Buyer and Seller agree that the representations and warranties contained herein shall survive Closing for one (1) year after the Closing Date (i.e., the claiming party shall have no right to make any claim against the other party after the date one (1) year immediately following the Closing Date for a breach of a representation or warranty).

     Section 5.04     DISCLAIMER BY SELLER.  Other than the
representations and warranties set forth in Section 5.01 of this Agreement, Seller makes no representations or warranties regarding any aspect of the transaction contemplated by this Agreement, the status of title to the Property, or any liens and/or encumbrances thereon, the entitlements governing development of the Property, any other matter affecting the business, legal status and economic viability of the Property, the value of the Property, or the suitability of the Property for acquisition, investment or any other disposition by Buyer. Buyer hereby agrees, except for the representations and warranties of Seller contained herein, that it has not relied on any representations or statements made by Seller, its general partner or any of their officers, directors, employees, agents or attorneys regarding the Property or any aspect thereof in determining whether to enter into this transaction.

     Section 5.05 DISCLOSURES BY SELLER. Seller hereby makes the following disclosures regarding the location and condition of the Property:

     (a) The Property is, or may be, impacted by various regional elements. These include, but are not necessarily limited to: proximity to the Camp Pendleton Marine Corps facility, the San Onofre Nuclear Generating Station, the TRW Capistrano Test Facility, the Prima Deshecha Regional Park and Landfill, overflight from military and/or civilian aircraft from Tustin and El Toro Marine Corps Air Stations and Camp Pendleton, proximity to high voltage electrical transmission facilities, and the proposed Foothill Transportation Corridor. In addition, most properties throughout south Orange County, including the Property, are subject to various road and public facility impact fees and other conditions of development.

     (b) On January 11, 1990, the contents of a canister containing O-- chlorobenzylidene malononitrile (Agent cs), which is designated an extremely hazardous substance in Title 22 California Code of Regulations
Section 66680, was spilled on the Property, contaminating an area of approximately 200 square feet at the location depicted on EXHIBIT G, which is attached hereto and by this reference made a part hereof. Such affected area was subjected to a decontamination process under the supervision of the Orange County Health Care Agency; however, no representation is made by Seller as to the effectiveness of such decontamination process.

     Seller makes no representations whatsoever with respect to the matters set forth in this Section 5.05, including, without limitation, a) with regard to the severity of the impacts disclosed in the disclosures listed above, nor the degree to which such impacts will inhibit or prevent development of all or a portion of the Property or interfere with the quiet use and enjoyment of the Property; or b) whether such impacts are inclusive of all potential adverse impacts that may inhibit or prevent development of all or a portion of the Property or interfere with the quiet use and enjoyment of the Property. There may be additional adverse impacts as of the date of this Agreement. Buyer hereby acknowledges the disclosures listed above, and agrees that it is the duty of Buyer to thoroughly investigate the Property, including, but not limited to, an investigation of environmental/toxic contamination of the Property, the environs of the Property, and plans for development of surrounding properties, and determine what impacts, if any, may exist or potentially exist that could inhibit or prevent development of all or a portion of the Property or interfere with the quiet use and enjoyment of the Property.


                               ARTICLE 6

                               COVENANTS

     Section 6.01 SELLER'S COVENANTS. Seller covenants and agrees with Buyer that from and after the date hereof up to Closing or earlier termination of this Agreement, Seller shall conduct the business involving the Property as follows, and during such period will, at its sole cost and expense:

     (a) refrain from transferring any of the Property or creating on the Property any leases, licenses, easements, liens, mortgages, encumbrances or other interests;

     (b) not, without obtaining the prior written consent of Buyer, which consent will not be unreasonably withheld, extend, renew, terminate, replace or amend any Contract or enter into any new contracts or agreements with respect to the Property which will survive Closing or otherwise affect the use, operation or enjoyment of the Property after Closing;

     (c) not take any affirmative action which Seller believes in its good faith, reasonable business judgment would have a material adverse affect on the Property or the prospect for the future development thereof. From and after the date hereof to the Closing Date Seller shall either (i) perform and otherwise continue to meet all obligations with respect to the Property, including all contractual obligations under the Assumed Contracts and all obligations under the Licenses and Entitlements, or (ii) if Seller elects, in its sole discretion, to not perform any such obligation, Seller shall promptly notify Buyer of such obligations and Seller's decision to not perform such obligation. If Seller notifies Buyer in accordance with clause (ii) above, Buyer may terminate this Agreement within five (5) business days of receipt of such notice by giving written notice to Seller, in which event Buyer shall be entitled to return of the Deposit, together with accrued interest thereon, and Seller and Buyer shall jointly instruct Escrow Holder to so refund to Buyer the Deposit, and accrued interest thereon, if any, and neither Buyer nor Seller shall have any further obligation or liability under this Agreement;

     (d) deliver or cause to be delivered to Buyer, promptly upon receipt thereof by Seller, copies of all notices or other correspondence received or given by Seller after the date hereof alleging any violation of any applicable law, rule, regulation or code, any default under any Bond Document, Contract, License, Permit or insurance policy and report to Buyer, from time to time, the status of any alleged violation or default;

     (e) make all reasonable good faith efforts to comply with all notices of violation or alleged violation by the Seller relating to the Property of all state, county, city or municipal laws, ordinances, codes, regulations, orders or requirements of departments of housing, buildings, fire, labor, health, or departments of other Governmental Authorities having jurisdiction over or affecting the Property or the ownership, development, operation and management thereof; provided, however that if such compliance requires the expenditure of money, Seller may elect, in its sole and absolute discretion, to not comply with such notice in which event Seller shall promptly notify Buyer of such violations and Seller's decision to not comply with the notice thereof. If Seller so notifies Buyer of its election to not comply, Buyer may terminate this Agreement within five (5) business days of receipt of such notice by giving written notice to Seller, in which event Buyer shall be entitled to return of the Deposit, together with accrued interest thereon, and Seller and Buyer shall jointly instruct Escrow Holder to so refund to Buyer the Deposit and accrued interest thereon, if any, and neither Buyer nor Seller shall have any further obligation or liability under this Agreement;

     (f) continue to operate and manage the Property in the ordinary course of business consistent with historical practices;

     (g) maintain, in accordance with its regular and normal practices, the Property in good repair, order and condition, ordinary wear and tear and damage by fire or other unavoidable casualty excepted;

     (h) consult with Buyer on all extraordinary decisions relating to the Property;

     (i) maintain insurance in full force and effect with responsible companies, or through self-insurance as provided on a historical basis, comparable in amount, scope and coverage to that in effect on the date of this Agreement;

     (j) shall use reasonable good faith efforts to satisfy the conditions of Seller's obligations hereunder set forth in Section 2.02 of this Agreement; and

     (k) not, without the prior written consent of Buyer, take any action or file or proceed with any matter which could in any material respect affect the zoning, land use or entitlements applicable to the Property or the proposed development thereof.

     Section 6.02. BUYER'S COVENANTS. Buyer covenants and agrees with Seller that from and after the date hereof up to Closing or earlier termination of this Agreement, Buyer shall, at its sole cost and expense, use commercially reasonable efforts to satisfy the conditions to Buyer's obligations hereunder set forth in Section 2.03 of this Agreement.

     Section 6.03 FURTHER ACTION, REASONABLE EFFORTS; CONSENTS AND APPROVALS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use reasonable good faith efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using reasonable good faith efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all lenders and partners of, and parties to contracts with, any of Seller or the Buyer and all other persons, in each case, as are necessary or desirable for the consummation of the transactions contemplated hereby (collectively "Consents"). Seller shall, as soon as possible prior to the Closing, deliver to Buyer copies of all Consents obtained by Seller. Buyer shall, as soon as possible prior to the Closing, deliver to Seller copies of all Consents obtained by Buyer. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, Buyer and Seller shall use reasonable good faith efforts to take all such action. Each party shall use its best efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     Section 6.04 CONDEMNATION. In the event that prior to the Closing Date, written notice shall be received by Seller of any action, suit or proceeding to condemn or take all or any part of the Property under the power of eminent domain, Seller shall promptly send written notice thereof to Buyer and Buyer shall have the right to terminate its obligations under this Agreement by notice in writing to Seller given within ten (10) days after receiving Seller's notice. In the event that Buyer shall not elect to terminate its obligations under this Agreement pursuant to this Section 6.04, Buyer shall receive an absolute assignment on the Closing Date of the entire proceeds of such condemnation award, the Purchase Price shall be the full amount provided in Article 2 and Seller shall convey the Property subject to the condemnation proceeding or, if such condemnation proceeding shall have been completed, Buyer shall receive a credit against the Purchase Price in the amount of the condemnation award and Seller shall convey the Property to Buyer less that part taken in such proceeding, as the case may be.

     Section 6.05 TERMINATION OF CONTRACTS. Provided the same are terminable by Seller without cause and without penalty, other than the first _____ Contracts listed on SCHEDULE 5.01(e), Buyer may elect by notice in writing to Seller prior to the expiration of the Due Diligence Period, to have any or all of the Contracts terminated by Seller, and Seller agrees to terminate said Contracts, effective as of the Closing Date. All Contracts which Buyer does not elect to have terminated in accordance with this Section 6.05 shall be deemed "Assumed Contracts."

     Section 6.06 DISTRICT ESTOPPEL. Seller will use reasonable good faith efforts to obtain an estoppel certificate and consent from the District in favor of Buyer in the form of EXHIBIT I, which is attached hereto and by this reference made a part hereof; provided, however, that the delivery of such to Buyer is not a condition to either party's obligations hereunder.


                               ARTICLE 7

                 Defaults; Remedies; Indemnifications

     Section 7.01 DEFAULT BY BUYER. IF THIS AGREEMENT IS NOT TERMINATED ON OR BEFORE THE EXPIRATION OF THE DUE DILIGENCE PERIOD OR AS A RESULT OF THE RIGHT OF BUYER TO TERMINATE THIS AGREEMENT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND IN THE EVENT OF A DEFAULT OF THE BUYER UNDER THE PROVISIONS OF THIS AGREEMENT FOLLOWING THE DUE DILIGENCE PERIOD, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY, TOGETHER WITH ACCRUED INTEREST THEREON, AS SELLER'S SOLE RIGHT TO DAMAGES OR ANY OTHER REMEDY. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES, WHICH SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY.

           Buyer's Initials
           Seller's Initials

     Section 7.02 SELLER'S DEFAULT. IF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS NOT COMPLETED BECAUSE OF SELLER'S FAILURE TO COMPLY WITH ANY OF ITS OBLIGATIONS TO BE PERFORMED BY SELLER HEREUNDER ON OR PRIOR TO CLOSING, BUYER SHALL BE ENTITLED TO EITHER (1) SEEK SPECIFIC PERFORMANCE OR
(2) HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND, IF BUT ONLY IF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS NOT COMPLETED BECAUSE OF AN INTENTIONAL DEFAULT HEREUNDER BY SELLER, OBTAIN FROM SELLER ITS ACTUAL OUT-OF-POCKET DAMAGES (BUT SPECIFICALLY EXCLUDING ANY CONSEQUENTIAL DAMAGES) ARISING FROM SUCH DEFAULT IN AN AMOUNT NOT TO EXCEED $150,000.00. FOR PURPOSES OF THIS AGREEMENT "INTENTIONAL DEFAULT" SHALL MEAN THE FOLLOWING:

(1) SELLER'S UNREASONABLE FAILURE TO AGREE ON THE RELEASE FROM THE DISTRICT AND THE RELEASE FROM BANK OF AMERICA, AS CONTEMPLATED BY SECTIONS 2.02(A) AND 2.02(B), RESPECTIVELY, OF THIS AGREEMENT;

(2)  SELLER'S FAILURE TO DELIVER ANY OF THE CLOSING DOCUMENTS DESCRIBED IN
SECTION 4.06 OF THIS AGREEMENT; AND

(3) SELLER'S BREACH OF THE COVENANTS CONTAINED IN SECTION 6.01(A) OR (B) OF THIS AGREEMENT.

           Buyer's Initials
           Seller's Initials

     IF BUYER BRINGS AN ACTION FOR SPECIFIC PERFORMANCE, BUYER SHALL BE DEEMED TO HAVE WAIVED ANY AND ALL BREACHES BY SELLER OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF WHICH BUYER HAS ACTUAL KNOWLEDGE EXCEPT FOR THOSE BREACHES OF THE COVENANTS CONTAINED IN SECTION 6.01(A) OR 6.01(B) OF THIS AGREEMENT.

     Section 7.03  SELLER'S INDEMNIFICATION.  Subject to the provisions of
Section 8.02 below, Seller hereby agrees to protect, defend, indemnify and hold Buyer harmless from and against any and all liabilities, obligations, losses, costs, damage or expense, including attorneys' fees and court costs, Buyer may incur or suffer on account of or in connection with all obligations, liabilities or claims relating to ownership, leasing, management, maintenance or operation of the Property prior to the Closing Date, except to the extent Buyer shall receive a proration credit therefor.

     Section 7.04 BUYER'S INDEMNIFICATIONS. Buyer hereby agrees to protect, defend, indemnify and hold Seller harmless from and against any and all liabilities, obligations, losses, costs, damage or expense, including attorneys' fees and court costs, Seller may incur or suffer on account of or in connection with any obligations, liabilities or claims relating to the ownership, leasing, management, maintenance or operation of the Property from and after the Closing Date or to the extent Buyer has received a proration credit therefor.


                               ARTICLE 8

                             Miscellaneous

     Section 8.01 PRORATIONS. The following items shall be apportioned at the Closing as of 12:01 a.m., local time, as of the Closing Date, without duplication: (a) real estate and personal property taxes, sewer rents and charges and other state, county, school, municipal or other taxes, charges and assessments affecting the Property or any portion thereof, on the basis of the fiscal year for which the same are levied, imposed or assessed; (b) charges for water, electricity, gas, telephone and all other utilities; (c) charges under the Assumed Contracts; (d) standby charges, assessments and ad valorem taxes due to the District for the District's 1996/1997 fiscal year and (e) all other items of expense. If the rate of any such taxes, rents, charges or assessments shall not be fixed prior to the Closing, the adjustment thereof at the Closing shall be upon the basis of the rate for the preceding fiscal year applied to the latest assessed valuation (or other basis of valuation) and shall be readjusted after Closing when the precise amount of such taxes, rents, charges or assessments are finally known. If any error in calculating any amount due hereunder is made, such error shall be corrected as soon as practical after its discovery, but in all events (other than ad valorem taxes) within ninety (90) days of the Closing Date. Seller shall pay or otherwise discharge all delinquent ad valorem taxes and assessments on or before the Closing Date. In addition, at Closing, Seller shall pay to the District all delinquent assessments, standby charges and ad valorem taxes for the 1995/1996 fiscal year together with amounts advanced by the District in 1995 to pay debt service on the Bond Debt.

     Section 8.02 NON-RECOURSE. Notwithstanding anything to the contrary in this Agreement or in any other agreement, instrument or certificate delivered in connection herewith, neither any present or future Constituent Partner in or agent of Seller, nor any shareholder, officer, director, member, manager, employee, trustee, beneficiary or agent of any corporation or other entity that is or becomes a Constituent Partner in Seller, shall be personally liable, directly or indirectly, under or in connection with this Agreement or any other agreement, instrument or certificate delivered in connection herewith, or any amendments or modifications to any of the foregoing made at any time or times; the recourse of Buyer and each of its successors and assigns under or in connection with this Agreement and such other agreements, instruments and certificates, and any such amendments or modifications, shall be limited to Seller's interest in the Property only, and Buyer and each of its successors and assigns waive any such personal liability. As used in this
Section 8.02, a "Constituent Partner" in Seller means any direct partner in Seller and any person or entity that is a partner in any partnership that, directly or indirectly through one or more other partnerships, is a partner in Seller. This Section 8.02 shall survive the Closing and any termination of this Agreement. Notwithstanding anything to the contrary in this Agreement or in any other agreement, instrument or certificate delivered in connection herewith, after the Closing, Seller shall have no personal liability in connection with this Agreement or any other agreement, instrument or certificate delivered in connection herewith or any amendments or modifications to any of the foregoing made at any time or times; provided, however, Buyer shall have the right to set-off against the amounts owing under the Note any monetary obligations owed to Buyer from Seller arising out of a breach of any representation, warranty or covenant of Seller contained in this Agreement or the failure of Seller to comply with any other term or provision of this Agreement or any other agreement, instrument or certificate delivered in connection herewith or any amendments or modifications to any of the foregoing made at any time or times; provided further, however, that Buyer's right to setoff against amounts owing under the Note as a result of a breach of a warranty, representation or covenant hereunder shall be capped at $900,000.00.

     Section 8.03 NOTICES. Any notice, demand or document any party is required or may desire to give or deliver to or make upon any other party shall be in writing and delivered in person, given or made by commercial delivery service (such as Federal Express) or given or made by United States registered or certified mail, postage prepaid, return receipt requested, addressed to such party at its address set forth below, subject to the right of any party to designate a different address by notice similarly given. Any notice, demand or document served personally shall be deemed delivered upon receipt, and if served by mail or commercial delivery service shall be deemed delivered on the date of receipt as shown by the addressee's registry or certification receipt or on the date receipt at the appropriate address is refused, as shown on the records or manifest of the U.S. Postal Service or commercial delivery service. The addresses for Seller and Buyer are:

     For Seller:            Stephen A. Lovelette, Treasurer
                            Arvida Company
                            c/o JMB Realty
                            900 North Michigan Avenue
                            Chicago, IL 60611-1575
                            (312) 440-4800
                            (312) 915-2310 (Fax)
     With copies to:        Arvida Company
                            7900 Glades Road
                            Boca Raton, FL 33434
                            Attention:  General Counsel
                            (407) 479-1100
                            (407) 479-1226 (Fax)

                            Nossaman, Guthner, Knox & Elliott, LLP
                            18101 Von Karman Avenue
                            Suite 1800
                            Irvine, CA 92715
                            Attention:  Gregory W. Sanders, Esq.
                            (714) 833-7800
                            (714) 833-7878 (Fax)


                            White & Case
                            First Union Financial Center
                            200 South Biscayne Boulevard
                            Suite 4900
                            Miami, Florida  33131-2352
                            H. Williams Walker, Jr., Esq.
                            (305) 371-2700
                            (305) 358-5744 (Fax)

     For Buyer:             Starwood Opportunity Fund IV, L.P.
                            c/o Starwood Capital Group, L.L.C.
                            Three Pickwick Plaza, Suite 253
                            Greenwich, CN 05330
                            Attention:  Eugene A. Gorab
                                        Managing Director
                            (203) 861-2100
                            (203) 861-2101 (Fax)

     With copies to:        Starwood Opportunity Fund IV, L.P.
                            c/o Starwood Development Company, L.P.
                            5090 North 40th Street, Suite 190
                            Phoenix, AZ 95018
                            Attention:  Samuel Robinson, Director
                            (602) 952-1515
                            (602) 952-1880 (Fax)

                            Katten Muchin & Zavis
                            525 West Monroe Street
                            Suite 1600
                            Chicago, IL 60661
                            Attention:  David J. Bryant, Esq.
                            (312) 902-5380
                            (312) 902-1061 (Fax)

     Section 8.04 OTHER DOCUMENTS. The parties hereto shall cooperate in good faith to accomplish the objectives of this Agreement and to that end shall execute and deliver from time to time such other and further instruments and documents as may be necessary and convenient to the fulfillment of those purposes.

     Section 8.05 EFFECT OF INVALIDATION. If any one or more of the provisions of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality and unenforceability shall not affect the validity and enforceability of the other provisions hereof, and this Agreement shall be construed as though such invalid, illegal or unenforceable provision had never been contained herein.

     Section 8.06 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the matters set forth herein, supersedes all prior agreements, understandings and representations by or between the parties with respect thereto, and may not be modified, amended or terminated except by written agreement signed by the party against whom enforcement is sought.

     Section 8.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same agreement of the parties. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto, except having attached to it any such additional signature pages.

     Section 8.08 CAPTIONS. Captions of the Articles and Sections of this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

     Section 8.09 ATTORNEY'S FEES. Should either or both of the parties hereto institute any action or proceeding in any court to enforce any provision(s) of this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' and expert witness fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment, and in any appeals, in such amount as the court determines is reasonable.

     Section 8.10 GOVERNING LAW. This Agreement and the transaction contemplated herein shall be governed by and construed under the laws of the State of California.

     Section 8.11 TIME OF THE ESSENCE. Time is of the essence of all matters set forth in this Agreement.

     Section 8.12 NO WAIVER. No waiver by any party of any breach by any other party of any provisions of this Agreement shall be effective unless in writing signed by the waiving party. No such waiver shall be deemed or construed to be a waiver of any subsequent or continuing breach of the same or any other provisions of this Agreement; nor shall any forbearance by any party from the exercise of a remedy for any such breach be deemed or construed to be a waiver by such party of any of its rights or remedies with respect to such breach.

     Section 8.13 NUMBER AND GENDER. Masculine terms used in this Agreement shall include the feminine and vice versa; neuter terms shall include both masculine and feminine; and the singular shall include the plural and vice versa, whenever the context shall require it.

     Section 8.14 ASSIGNMENT. Seller shall not have the right to assign this Agreement without the prior written consent of Buyer, and any purported assignment without such consent shall be void and, at the option of Buyer, shall constitute a material default. Buyer shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller; provided, however, that Buyer shall have the right to assign this Agreement upon notice to, but without the consent of, Seller to a general or limited partnership or limited liability company controlled directly or indirectly by Buyer or under common control with Buyer or its general partner and Buyer will remain liable for all obligations of "Buyer" hereunder.

     Section 8.15 CALCULATION OF TIME. The time in which any act required or permitted by this Agreement is to be performed shall be determined by excluding the day upon which the event occurs from whence the time commences. If the last day upon which performance would otherwise be required or permitted is a Saturday, Sunday or national holiday of the United States, then the time for performance shall be extended to the next day which is not a Saturday, Sunday or holiday of the United States.

     Section 8.16 RELATIONSHIP. Nothing contained in this Agreement shall be deemed or construed by the parties or by any third person to create a relationship of principal and agent or partnership or a joint venture between Seller and Buyer or between either or both of them and any third party.

     Section 8.17 ESCROW CANCELLATION CHARGES. If the Escrow established pursuant to Section 3.01 of this Agreement fails to close by reason of Seller's default hereunder, Seller shall pay all escrow cancellation charges. If the escrow fails to close by reason of Buyer's default hereunder, Buyer shall pay for all escrow cancellation charges. If the escrow fails to close for any reason other than the foregoing, Seller shall pay the escrow cancellation charges.

     Section 8.18     REPRESENTATION BY ATTORNEY.  Each party
acknowledges that he or it has been represented by experienced and knowledgeable legal counsel in negotiating the form and contents of this Agreement.

     Section 8.19 RECITALS INCORPORATED BY REFERENCE. The Recitals of this Agreement are incorporated herein by this reference and made a part of this Agreement.

     Section 8.20 CONFIDENTIALITY. Prior to closing, this Agreement, and the provisions, terms and conditions hereof, shall not be disclosed to any third party without the consent of the nondisclosing party; provided, however, any party may disclose the existence of this Agreement and the provisions, terms and conditions hereof to such party's partners, investors, lenders, representatives, agents, attorneys and consultants or when required to do so in order to comply with filing and/or reporting requirements of any governmental regulatory agency or any lawful order thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                            SELLER

                            ARVIDA/JMB PARTNERS, L.P.-II,
                            a Delaware limited partnership

                            By:   Arvida/JMB Managers-II, Inc.,
                                  a Delaware corporation, its
                                  General Partner

                                  By:
                                  Its:


                            BUYER

                            STARWOOD/TALEGA ASSOCIATES L.L.C., a
Connecticut limited liability company

                            By:   Starwood Opportunity Fund IV, L.P., a
Delaware limited partnership

                                  By:  SOFI IV Management, L.L.C., a
Connecticut limited liability company

                                       By:   Starwood Capital Group,
L.L.C., a Connecticut limited liability company



By:____________________________
                                                   Eugene A. Gorab,
                                             Its:
__________________________

1A/245795





                    LIST OF EXHIBITS AND SCHEDULES


Exhibit A  -     Legal Description
Exhibit B  -     Form of Note and Deed of Trust
Exhibit C  -     Survey Specifications
Exhibit D  -     Form of Quitclaim Deed
Exhibit E  -     Title Commitment
Exhibit F  -     Estoppel Certificate
Exhibit G  -     Location of Hazardous Substance Spill




Schedule 1.01(b)      -     Personal Property
Schedule 1.01(h)(iii)       -     Licenses
Schedule 1.01(h)(iv)        -     Entitlements
Schedule 2.02(b)      -     Security Instruments
Schedule 5.01(c)      -     Consents and Approvals
Schedule 5.01(d)      -     Litigation
Schedule 5.01(e)      -     Contracts
Schedule 5.01(f)      -     Licenses and Entitlements
Schedule 5.01(g)      -     Leases
Schedule 5.01(h)      -     Reassessments
Schedule 5.01(i)      -     Special Assessments
Schedule 5.01(j)      -     Eminent Domain
Schedule 5.01(l)      -     Environmental
Schedule 5.01(s)      -     Bond Documents
Schedule 5.01(t)      -     Security Instruments




DOCUMENT #: CHGO01A (77795-00047-8) 245795.16;DATE:10/25/96/TIME:15:01